O’Neill & Borges llc
American International Plaza
250 Muñoz Rivera Avenue, Suite 800
San Juan, Puerto Rico 00918-1813

August 5, 2022

EVERTEC, Inc.
Cupey Center Building
Road 176, Kilometer 1.3
San Juan, Puerto Rico 00926

Re:    EVERTEC, Inc.
    Post-Effective Amendment to Registration Statement on Form S-8
    (Registration No. 333-190381)

Ladies and Gentlemen:
    We have acted as special Puerto Rico counsel to EVERTEC, Inc., a Puerto Rico corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment Number 1 to the Company’s Registration Statement on Form S-8, Registration No. 333-190381 (the “Registration Statement”), relating to the issuance of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were previously authorized for issuance under the terms of the EVERTEC, Inc. 2013 Equity Incentive Plan, and which may now be issued under the terms of the EVERTEC, Inc. 2022 Incentive Award Plan (the “2022 Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In arriving at the opinion expressed below, we have examined originals or certified copies of the following documents:
1)the Registration Statement; and
2)the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
    We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.
    We have also assumed that (i) either the certificates for Shares will conform to, and be executed in accordance with the requirements of the Company's bylaws, and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock, or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the 2022 Plan is consistent with the 2022 Plan and has been duly authorized and validly executed and delivered by the parties thereto, and (iii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s articles of incorporation that have not otherwise been issued or reserved or committed for issuance, and (iv) the price per share paid for Shares issued pursuant to the 2022 Plan is not less than the par value of the Shares. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
{01050324; 3}

O’Neill & Borges llc

August 5, 2022

    Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Shares have been issued and delivered upon payment therefor in accordance with the terms of the 2022 Plan and applicable award agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:
A.    We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Puerto Rico.
B.    This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ O’Neill & Borges LLC

{01050324; 3}